Exhibit H(17)

Form Of

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts life insurance company (the “Manager”), and MassMutual Select Funds, a Massachusetts business trust (the “Trust”), effective as of the 25th day of July, 2012.

WHEREAS, the Trust is an open-end management investment company registered as such with the Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MM S&P® Mid Cap Index Fund, MM Russell 2000® Small Cap Index Fund, and MM MSCI EAFE® International Index Fund (the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the SEC as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1.	Expense Limitation

(a) The Manager agrees to cap the fees and expenses of each Fund (other than extraordinary litigation and legal expenses, short sale dividend and loan expense, Acquired Fund fees and expenses, or other non-recurring or unusual expenses such as, for example, organizational expenses and shareholder meeting expenses) through March 31, 2014 at the following amounts. This agreement can only be terminated by mutual consent of the Board of Trustees of the Trust on behalf of the Funds and the Manager.

MM S&P® Mid Cap Index Fund

Expense Cap
Class Z shares	0.19%
Class I shares	0.29%
Class S shares	0.44%
Class Y shares	0.54%
Class L shares	0.69%
Class A shares	0.84%

MM Russell 2000® Small Cap Index Fund

Expense Cap
Class Z shares	0.19%
Class I shares	0.29%
Class S shares	0.44%
Class Y shares	0.54%
Class L shares	0.69%
Class A shares	0.84%

MM MSCI EAFE® International Index Fund

Expense Cap
Class Z shares	0.23%
Class I shares	0.33%
Class S shares	0.48%
Class Y shares	0.58%
Class L shares	0.73%
Class A shares	0.88%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 25th day of July, 2012.

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY

By:
Eric Wietsma, Senior Vice President

MASSMUTUAL SELECT FUNDS
on behalf of each of the Funds

By:
Nicholas Palmerino, CFO and Treasurer